Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

BARK, Inc.
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	66,314,647(2)	$2.61(7)	$173,081,228.67	.0000927	$16,044.63
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	5,570,973(3)	$10.77(8)	$59,999,379.21	.0001091	$6,545.94
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of warrants	457(c)	4,558,000(4)	$11.50(9)	$52,417,000.00	.0000927	$4,859.06
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of warrants	457(c)	8,478,333(5)	$11.50(9)	$97,500,829.50	.0001091	$10,637.35
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon conversion of convertible senior notes due 2025	457(i)	9,843,433(6)	—	—	—	(6)
Total Offering Amounts						$382,998,437.38		$38,086.99
Total Fees Previously Paid								$17,183.29
Total Fee Offsets								—
Net Fee Due								$20,903.71

GDSVF&H\8192167.3

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become is issuable as a result of any anti-dilution provision, stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Consists of 66,314,647 shares of the Registrant’s common stock beneficially owned by certain selling stockholders. These shares are being registered for resale on this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-1 (File No. 333-257306) (the “Post-Effective Amendment”).
(3)	Consists of 5,570,973 shares of the Registrant’s common stock purchased pursuant to separate subscription agreements. All of these shares were previously registered for resale pursuant to the Registration Statement on Form S-1 (File No. 333-257306).
(4)	Consists of 4,558,000 shares of registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Post-Effective Amendment.
(5)	Consists of 8,478,333 shares of the registrant’s common stock issuable upon exercise of warrants that were issued to stockholders in connection with the initial public offering of the Registrant. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares were previously registered for issuance pursuant to the Registration Statement on Form S-1 (File No. 333-257306).
(6)	Represents the number of shares of common stock that may be issued upon conversion of the 2025 Convertible Notes (including shares issuable upon the conversion of 2025 Convertible Notes issued as paid-in-kind interest through December 1, 2025). These shares were previously registered for resale on the Registration Statement on Form S-1 (File No. 333-257306). As more fully described in this Registration Statement, the initial conversion rate is 100 shares of common stock per $1,000 principal amount of the Convertible Notes. The number of shares of common stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Noteholders’ 2025 Convertible Notes. The 2025 Convertible Notes were previously registered for resale on the Registration Statement on Form S-1 (File No. 333-257306), and fees based upon the aggregate principal amount of such notes were paid as part of such Registration Statement. The shares of common stock issued upon conversion of the 2025 Convertible Notes were not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the shares of common stock issuable upon conversion of the 2025 Convertible Notes.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of the registrant’s Common Stock as reported on the New York Stock Exchange on May 27, 2022.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of the registrant’s Common Stock as reported on the New York Stock Exchange on June 18, 2021.
(9)	Based upon the $11.50 exercise price of the warrants.

GDSVF&H\8192167.3